Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Adobe Systems Incorporated:

We consent to the use of our reports dated February 5, 2007, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of December 1, 2006 and December 2, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 1, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 1, 2006, and the effectiveness of internal control over financial reporting as of December 1, 2006, incorporated herein by reference.

Our report on the consolidated financial statements refers to Adobe Systems Incorporated’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, effective December 3, 2005.

/s/ KPMG LLP
Mountain View, California

July 18, 2007